Exhibit 3.1
CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CHIME FINANCIAL, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
Chime Financial, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
FIRST: That the name of this corporation is Chime Financial, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on August 20, 2012 under the name 1debit, Inc.
SECOND: That this corporation’s Board of Directors (the “Board of Directors”) duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:
ARTICLE I
The name of this corporation is Chime Financial, Inc.
ARTICLE II
The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, Suite 403-B, Wilmington, DE 19805, County of New Castle. The name of its registered agent at such address is Vcorp Services, LLC.
ARTICLE III
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
ARTICLE IV
A.    Authorization of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
of shares that this corporation is authorized to issue is 645,063,456. The total number of shares of Common Stock authorized to be issued is 391,589,790, par value $0.0001 per share. The total number of shares of Preferred Stock authorized to be issued is 253,473,666, par value $0.0001 per share, of which 8,447,522 shares are designated as “Series Seed Preferred Stock”, 22,879,812 shares are designated as “Series A Preferred Stock”, 18,051,770 shares are designed as “Series A-2 Preferred Stock”, 28,863,992 shares are designated as “Series B Preferred Stock”, 31,700,221 shares are designated as “Series C Preferred Stock”, 770,230 shares are designated as “Series C-1 Preferred Stock”, 76,687,100 shares are designated as “Series D Preferred Stock”, 40,551,970 shares are designated as “Series E Preferred Stock”, 14,662,469 shares are designated as “Series F Preferred Stock”, and 10,858,580 shares are designated as “Series G Preferred Stock.”
B.    Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B). Unless otherwise indicated, references to “Sections” or “subsections” in this Article IV(B) refer to sections and subsections of this Article IV(B).
1.    Dividend Provisions.
(a)    The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of a majority of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis) into Common Stock at the then applicable Conversion Price). For purposes of this subsection 1(a), “Dividend Rate” shall mean $5.5256 per annum for each share of Series G Preferred Stock, $3.2737 per annum for each share of Series F Preferred Stock, $1.3809 per annum for each share of Series E Preferred Stock, $0.41798 per annum for each share of Series D Preferred Stock, $0.17006 per annum for each share of Series C-1 Preferred Stock, $0.17006 per annum for each share of Series C Preferred Stock, $0.02822 per annum for each share of Series B Preferred Stock, $0.015551 per annum for each share of Series A-2 Preferred Stock, $0.01632 per annum for each share of Series A Preferred Stock, and $0.01032 per annum for each share of Series Seed Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).
(b)    After payment of such dividends pursuant to Subsection 1(a), any additional dividends or distributions shall be distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Common Stock at the then effective Conversion Rate (as defined below).

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
2.    Liquidation Preference.
(a)    In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive (on a pari passu basis with each other series of Preferred Stock), prior and in preference to any distribution of the proceeds of such Liquidation Event (the “Proceeds”) to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for such series of Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (a). For purposes of this Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), “Original Issue Price” shall mean $0.17200 per share for each share of Series Seed Preferred Stock, $0.27200 per share for each share of Series A Preferred Stock, $0.25918 per share for each share of Series A-2 Preferred Stock, $0.47034 per share for each share of Series B Preferred Stock, $2.12579 per share for each share of Series C Preferred Stock, $2.12579 per share for each share of Series C-1 Preferred Stock, $5.22470 per share for each share of Series D Preferred Stock, $17.2618 per share for each share of Series E Preferred Stock, $40.9208 per share for each share of Series F Preferred Stock, and $69.0698 per share for each share of Series G Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).
(b)    Upon completion of the distribution required by subsection (a) of this Section 2, all of the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each such holder.
(c)    Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.
(d)    (i)    For purposes of this Section 2, a “Liquidation Event” shall include (A) the closing of the sale, transfer, exclusive license or other disposition of all or

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
substantially all of this corporation’s assets, property, business and/or intellectual property of this corporation, (B) the consummation of the merger or consolidation of this corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold a majority of the voting power of the capital stock of this corporation or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this corporation (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction. Notwithstanding the prior sentence, the sale of shares of Series G Preferred Stock in a financing transaction shall not be deemed a “Liquidation Event.” The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis);
provided, however, that if at least 15,749,935 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of the Series B Preferred Stock originally issued remain outstanding and if such waiver is related to a transaction that would have been a Liquidation Event (but for the waiver set forth in the previous clause of this sentence) in which the holders of Series B Preferred Stock would have received less than their respective liquidation preference per share, then such waiver will require the consent of a majority of the outstanding Series B Preferred Stock, and provided further that if at least 15,975,405 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of the Series C Preferred Stock originally issued remain outstanding and if such waiver is related to a transaction that would have been a Liquidation Event (but for the waiver set forth in the previous clause of this sentence) in which the holders of Series C Preferred Stock would have received less than their respective liquidation preference per share, then such waiver will require the consent of a majority of the outstanding Series C Preferred Stock, and provided further that if such waiver is related to a transaction that would have been a Liquidation Event (but for the waiver set forth in the previous clause of this sentence) in which the holders of Series D Preferred Stock would have received less than their respective liquidation preference per share, then such waiver will require the consent of a majority of the outstanding Series D Preferred Stock,

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
provided further that if such waiver is related to a transaction that would have been a Liquidation Event (but for the waiver set forth in the previous clause of this sentence) in which the holders of Series E Preferred Stock would have received less than their respective liquidation preference per share, then such waiver will require the consent of a majority of the outstanding Series E Preferred Stock, provided further that if such waiver is related to a transaction that would have been a Liquidation Event (but for the waiver set forth in the previous clause of this sentence) in which the holders of Series F Preferred Stock would have received less than their respective liquidation preference per share, then such waiver will require the consent of a majority of the outstanding Series F Preferred Stock, and provided further that if such waiver is related to a transaction that would have been a Liquidation Event (but for the waiver set forth in the previous clause of this sentence) in which the holders of Series G Preferred Stock would have received less than their respective liquidation preference per share, then such waiver will require the consent of a majority of the outstanding Series G Preferred Stock.
(ii)    In any Liquidation Event, if Proceeds received by this corporation or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:
(A)    Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:
(1)    If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;
(2)    If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and
(3)    If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted to Common Stock basis).
(B)    The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of a majority of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as-converted to Common Stock basis) into Common Stock at the then applicable Conversion Price).
(C)    The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, with the appropriate approval of the definitive agreements governing such Liquidation Event by the stockholders under the General Corporation Law and Section 6 of this Article IV(B), be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Event.
(iii)    In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:
(A)    cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or
(B)    cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.
(iv)    This corporation shall give each holder of record of Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that represent a majority of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).
(e)    Allocation of Escrow and Contingent Consideration. In the event of a Liquidation Event, if any portion of the Proceeds is placed into escrow and/or is payable to the stockholders of the corporation subject to contingencies, notwithstanding the operation of this Section 2, the definitive agreement with respect to such transaction shall provide that (i) the portion of such Proceeds that is not placed in escrow and/or is not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
corporation in accordance with 2(a), 2(b) and 2(c) as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and (ii) any additional consideration which becomes payable to the stockholders of the corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the corporation in accordance with 2(a), 2(b) and 2(c) after taking into account the previous payment of the Initial Consideration as part of the same transaction.
(f)    Effecting a Liquidation Event. In the event of an Liquidation Event referred to in Section 2(d)(i)(A), 2(d)(i)(B) or 2(d)(i)(C), if the corporation does not effect a dissolution of the corporation under the General Corporation Law within 90 days after such Liquidation Event, then (i) the corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of a majority of the then outstanding shares of Preferred Stock (on an as-converted to Common Stock basis) so request in a written instrument delivered to the corporation not later than 120 days after such Liquidation Event, the corporation shall use the consideration received by the corporation for such Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the corporation available for distribution to its stockholders, all to the extent permitted by applicable law, including Delaware law, governing distributions to stockholders (the “Available Proceeds”), on the 150th day after such Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share allocated in accordance with Sections 2(a), 2(b) and 2(c). Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the corporation shall ratably redeem each holder’s shares of Preferred Stock in proportion to the preferential amount each holder is otherwise entitled to receive pursuant to Section 2 to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Section 2 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Section. Prior to the redemption provided for in this Section, the corporation shall not expend or dissipate the consideration received for such Liquidation Event, except to discharge expenses incurred in connection with such Liquidation Event.
3.    Redemption. The Preferred Stock is not redeemable at the option of the holder thereof.
4.    Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”).
(a)    Right to Convert.
(i)    Optional Conversion. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price for such series by the applicable Conversion Price for such series (the conversion rate for a series of Preferred Stock into Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for each series of Preferred Stock shall be the Original Issue Price applicable to such series, except for the Conversion Price per share for the Series A Preferred Stock, which shall be $0.26960; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 4(c).
(ii)    Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earlier of (A) the closing of this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with (x) a public offering price of which is not less than $17.2618 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) and (y) net proceeds to the corporation of more than $200,000,000 in the aggregate (a “Qualified Public Offering”), (B) the effectiveness of a registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale in connection with the Company’s initial listing of its Common Stock on a national securities exchange (a “Direct Listing”), or (C) the date, or the occurrence of an event, specified by vote or prior written consent or agreement of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted to Common Stock basis);
provided, however, that so long as at least 15,749,935 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of the Series B Preferred Stock originally issued remain outstanding, a conversion pursuant to this Section 4(a)(ii)(C) shall not be applicable to the Series B Preferred Stock, without the consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock voting as a single class and on an as-converted to Common Stock basis if (x) such conversion were to occur in connection with or within 90 days prior to the signing of a definitive agreement, related to a Liquidation Event in which the holders of the Series B Preferred Stock would receive greater proceeds pursuant to such Liquidation Event had they not converted pursuant to this Section 4(a)(ii) or (y) such conversion were to occur in connection with or 90 days prior to the earlier of an initial filing or confidential submission of a registration statement on Form S-1 under the Securities Act in connection with a proposed initial public offering that is not a Qualified Public Offering in which the Series B Preferred Stock would convert into

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
a greater number of shares of Common Stock had they not converted pursuant to this Section 4(a)(ii), and provided further that so long as at least 15,975,405 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of the Series C Preferred Stock originally issued remain outstanding, a conversion pursuant to this Section 4(a)(ii)(C) shall not be applicable to the Series C Preferred Stock, without the consent of the holders of a majority of the then outstanding shares of Series C Preferred Stock voting as a single class and on an as-converted to Common Stock basis if (x) such conversion were to occur in connection with or within 90 days prior to the signing of a definitive agreement, related to a Liquidation Event in which the holders of the Series C Preferred Stock would receive greater proceeds pursuant to such Liquidation Event had they not converted pursuant to this Section 4(a)(ii) or (y) such conversion were to occur in connection with or 90 days prior to the earlier of an initial filing or confidential submission of a registration statement on Form S-1 under the Securities Act in connection with a proposed initial public offering that is not a Qualified Public Offering in which the Series C Preferred Stock would convert into a greater number of shares of Common Stock had they not converted pursuant to this Section 4(a)(ii), and provided further that a conversion pursuant to this Section 4(a)(ii)(C) shall not be applicable to the Series D Preferred Stock, without the consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock voting as a single class and on an as-converted to Common Stock basis, provided further that a conversion pursuant to this Section 4(a)(ii)(C) shall not be applicable to the Series E Preferred Stock, without the consent of the holders of a majority of the then outstanding shares of Series E Preferred Stock voting as a single class and on an as-converted to Common Stock basis, provided further that a conversion pursuant to this Section 4(a)(ii)(C) shall not be applicable to the Series F Preferred Stock, without the consent of the holders of a majority of the then outstanding shares of Series F Preferred Stock voting as a single class and on an as-converted to Common Stock basis, and provided further that a conversion pursuant to this Section 4(a)(ii)(C) shall not be applicable to the Series G Preferred Stock, without the consent of a majority of the then outstanding shares of

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
Series G Preferred Stock voting as a single class and on an as-converted to Common Stock basis.
(b)    Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the corporation to indemnify the corporation against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate), at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with Automatic Conversion provisions of subsection 4(a)(ii)(C) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.
(c)    Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of each series of Preferred Stock shall be subject to adjustment from time to time as follows:
(i)    (A) If this corporation shall issue, on or after the date upon which this Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price (calculated to the nearest one-thousandth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this Section 4(c)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Common Stock, (2) Common Stock issuable upon conversion of outstanding Preferred Stock, (3) Common Stock issuable upon exercise of outstanding stock options and (4) Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, conversion) of outstanding warrants. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable. In the event that this corporation issues or sells, or is deemed to have issued or sold, shares of Additional Stock that results in an adjustment to a Conversion Price pursuant to the provisions of this Section 4(c) (the “First Dilutive Issuance”), and this corporation then issues or sells, or is deemed to have issued or sold, shares of Additional Stock in a subsequent issuance other than the First Dilutive Issuance that would result in further adjustment to a Conversion Price (a “Subsequent Dilutive Issuance”) pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the applicable Conversion Price for each series of Preferred Stock shall be reduced to the applicable Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.
(B)    No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one-tenth of one cent per share. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.
(C)    In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
(D)    In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors irrespective of any accounting treatment.
(E)    In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:
(1)    The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(c)(i)(C) and (c)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.
(2)    The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(c)(i)(C) and (c)(i)(D)).
(3)    In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of each applicable series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.
(4)    Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each applicable series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
(5)    The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(c)(i)(E)(1)

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(c)(i)(E)(3) or (4).
(ii)    “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(c)(i)(E)) by this corporation on or after the Filing Date other than the following shares (the “Excluded Shares”):
(A)    Common Stock issued pursuant to a transaction described in subsection 4(c)(iii) hereof, with such transaction being approved by this corporation’s Board of Directors (including at least one of the Preferred Directors (as defined below));
(B)    Common Stock issued to employees, directors, consultants and other similar service providers (but for the avoidance of doubt, not Business Relations (as defined below)) for the primary purpose of soliciting or retaining their services approved by this corporation’s Board of Directors (including at least one of the Preferred Directors (as defined below)) (i) pursuant to plans (“Equity Plans”) or agreements approved by this corporation’s Board of Directors (including at least one of the Preferred Directors (as defined below) or (ii) outside (i.e., not pursuant to) Equity Plans if such Common Stock reduces the amount available for issuance under such Equity Plans;
(C)    Common Stock issued to persons or entities with whom this corporation has business relationships, which arrangement is approved by this corporation’s Board of Directors (including at least one of the Preferred Directors (as defined below)) and is primarily for non-equity financing purposes (“Business Relations”);
(D)    Common Stock issued in connection with a bona fide business acquisition by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise that is approved by this corporation’s Board of Directors (including at least one of the Preferred Directors (as defined below));
(E)    Common Stock issued in a Qualified Public Offering;
(F)    Common Stock issued or issuable upon conversion of the Preferred Stock;
(G)    Common Stock issued pursuant to any equipment leasing arrangement or debt financing arrangement, which arrangement is approved by this corporation’s Board of Directors (including at least one of the Preferred Directors (as defined below)) and is primarily for non-equity financing purposes; and
(H)    Common Stock issued with the prior written consent of (a) the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted to Common Stock basis), (b) the holders of a majority of the shares of Series D Preferred Stock, that specifically

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
states that the issuance of such shares of Common Stock is excluded from Section 4(c)(i)(A) hereof, (c) the holders of a majority of the shares of Series E Preferred Stock, that specifically states that the issuance of such shares of Common Stock is excluded from Section 4(c)(i)(A) hereof, (d) the holders of a majority of the shares of Series F Preferred Stock, that specifically states that the issuance of such shares of Common Stock is excluded from Section 4(c)(i)(A) hereof and (e) the holders of a majority of the shares of Series G Preferred Stock, that specifically states that the issuance of such shares of Common Stock is excluded from Section 4(c)(i)(A) hereof.
(iii)    In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each applicable series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(c)(i)(D).
(iv)    If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.
(d)    Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(c)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.
(e)    Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.
(f)    No Fractional Shares and Certificate as to Adjustments.
(i)    No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock and the aggregate number of shares of Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and the corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder has at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.
(ii)    Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.
(g)    Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.
(h)    Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.
5.    Voting Rights.
(a)    General Voting Rights. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series Seed Preferred Stock, Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
(b)    Voting for the Election of Directors. Except as expressly provided in this Restated Certificate of Incorporation or as required by law, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall have no voting rights on which the stockholders of the Corporation shall be entitled to vote on any matter relating to the election of the members of the Board of Directors, and the shares of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters (the “Series E/F/G Voting Restriction”); provided, however, that, with respect to the Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, the Series E/F/G Voting Restriction shall cease to apply upon the earlier to occur of (i) the consummation of the Corporation’s first underwritten public offering of its Common Stock, (ii) a Direct Listing or (iii) a Liquidation Event, except, in each case, to the extent that any governmental filings would be triggered by such cessation, such cessation would not take effect until the parties have submitted any required filings (to be made at the discretion of each holder of Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock) and observed any required waiting periods. As long as any shares of Series A Preferred Stock are outstanding, the holders of such shares of Series A Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series A Director”). As long as any shares of Series C Preferred Stock are outstanding, the holders of such shares of Series C Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series C Director” and together with the Series A Director, the “Preferred Directors”). The holders of outstanding Common Stock shall be entitled to elect two (2) directors of this corporation at any election of directors. The holders of Common Stock and Preferred Stock, voting as separate classes, and solely with respect to the Preferred Stock, voting together as a single class and not as separate series (with the Series E Preferred

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
Stock, Series F Preferred Stock and Series G Preferred Stock subject to the Series E/F/G Voting Restriction), and on an as-converted to Common Stock basis, shall be entitled to elect any remaining directors of this corporation.
Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.
6.    Protective Provisions.
6.1    Preferred Protective Provisions. So long as at least 12,354,186 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Preferred Stock remain outstanding, this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted to Common Stock basis):
(a)    amend, restate, modify or waive any provision of this corporation’s Certificate of Incorporation or Bylaws;
(b)    increase or decrease the total number of authorized shares of Common Stock or Preferred Stock or designated shares of any series of Preferred Stock;
(c)    authorize or issue (by reclassification or otherwise) any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, any series of Preferred Stock with respect to voting (other than the pari passu voting rights of Common Stock), dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Series G Preferred Stock designated in this Restated Certificate of Incorporation on the Filing Date (including any security convertible into or exercisable for such shares of Preferred Stock);

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
(d)    redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (i) the repurchase, at the lower of (x) cost or (y) fair market value, of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the termination of employment or service, or (ii) the repurchase of shares of Common Stock pursuant to the exercise of a contractual right of first refusal approved by this corporation’s Board of Directors (including at least one of the Preferred Directors);
(e)    take any action that results in a Liquidation Event;
(f)    change the authorized number of directors of this corporation;
(g)    pay or declare any dividend on any shares of Common Stock or any series of Preferred Stock;
(h)    increase the number of shares available for issuance under any equity incentive or similar plan of the corporation or create, adopt or amend any current, new or other equity incentive or similar plan of the corporation;
(i)    enter into any transaction between or among this corporation, on the one hand, and any director, officer, employee or member of the family of any such persons, on the other hand, except for (1) transactions with employees related to such persons’ employment in the ordinary course of business or (2) transactions with employees approved by the Board of Directors, including both Preferred Directors;
(j)    make any loan or advance to any employee, except (1) travel or expense advances and similar expenditures in the ordinary course of business, (2) the issuance of a promissory note to this corporation by any employee in connection with the exercise of a stock option or restricted stock purchase award under the terms of an equity incentive plan approved by the Board of Directors or (3) loans or advances otherwise approved by the Board of Directors, including both Preferred Directors;
(k)    enter into a public offering of any securities of the corporation other than a Qualified Public Offering;
(l)    acquire any equity security of any Bank Entity (as defined below) or any security that may be exchanged for or convertible into any equity security of any Bank Entity, nor shall the Company acquire control of any Bank Entity;
(m)    the sale, issuance or distribution of any corporation created digital tokens, coins, cryptocurrency or other blockchain-based assets (collectively, “Tokens”) for fundraising purposes, including through an initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
Tokens or (ii) development of a computer network or other resources to either generate Tokens or permit the generation, sale or distribution of Tokens for fundraising purposes;
(n)    create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by this corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary except for any such transaction that is approved by the Board of Directors, including both Preferred Directors;
(o)    cause or permit any of its subsidiaries to do any of the foregoing with respect to such subsidiaries; or
(p)    amend, restate, alter or waive the provisions of this Section 6.1 or any other provision requiring the separate approval of the holders of a majority of the then outstanding shares of Preferred Stock.
As used herein, “Bank Entity” means (i) an “insured depository institution” (as defined in 12 U.S.C. § 1813(c)(2)), a “bank” (as defined in 12 U.S.C. § 1841(c)), a “savings association” (as defined in 12 U.S.C. § 1467a(a)(1)(A)), a national banking association existing under the provisions of the National Bank Act, a trust company, a credit union, a credit card bank, an industrial bank or industrial loan company, or any other banking institution organized under the laws of the United States or any state or political subdivision thereof; (ii) any foreign bank (as defined in 12 U.S.C. § 3101(7)), any foreign bank or company described in 12 U.S.C. § 3106(a), or any Edge corporation existing under the provisions of Section 25A of the Federal Reserve Act; or (iii) any “bank holding company” (as defined in 12 U.S.C. § 1841(a)) any “savings and loan holding company” (as defined in 12 U.S.C. § 1467a(a)(1)(D)) or any company that controls any entity described in clauses (i) or (ii) above. A person has “control” of a Bank Entity if such person would be regarded as directly or indirectly having control of such Bank Entity for purposes of the Bank Holding Company Act of 1956, as amended, the Home Owners’ Loan Act of 1933, as amended, the Change in Bank Control Act of 1978, as amended, or the International Banking Act of 1978, as amended, or would be subject to a presumption of control (whether or not rebuttable) arising under any regulation implementing any of the foregoing statutes.
Notwithstanding the foregoing,
(a)    so long as at least 6,251,360 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of the Series Seed Preferred Stock originally issued remain outstanding, this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series Seed Preferred Stock, alter or change any of the rights, preferences, privileges or restrictions of the Series Seed Preferred Stock in a manner that disproportionately (as compared to other series of Preferred Stock) and adversely affects such rights, preferences or privileges,

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
(b)    so long as at least 12,102,935 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of the Series A Preferred Stock originally issued remain outstanding, this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, alter or change any of the rights, preferences, privileges or restrictions of the Series A Preferred Stock in a manner that disproportionately (as compared to other series of Preferred Stock) and adversely affects such rights, preferences or privileges,
(c)    so long as at least 9,025,885 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of the Series A-2 Preferred Stock originally issued remain outstanding, this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A-2 Preferred Stock, alter or change any of the rights, preferences, privileges or restrictions of the Series A-2 Preferred Stock in a manner that disproportionately (as compared to other series of Preferred Stock) and adversely affects such rights, preferences or privileges,
(d)    so long as at least 15,749,935 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of the Series B Preferred Stock originally issued remain outstanding, this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series B Preferred Stock, (1) alter or change any of the rights, preferences, privileges or restrictions of the Series B Preferred Stock in a manner that disproportionately (as compared to other series of Preferred Stock) and adversely affects such rights, preferences or privileges or (ii) increase the total number of authorized shares of Series B Preferred Stock,
(e)    so long as at least 15,975,405 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of the Series C Preferred Stock originally issued remain outstanding, this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, (i) alter or change any of the rights, preferences, privileges or restrictions of the Series C Preferred Stock in a manner that disproportionately (as compared to other series of Preferred Stock) and adversely affects such rights, preferences or privileges or (ii) increase the total number of authorized shares of Series C Preferred Stock, and
(f)    so long as at least 385,115 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of the Series C-1 Preferred Stock originally issued remain outstanding, this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C-1 Preferred Stock, (i) alter or change any of the rights, preferences, privileges or restrictions of the Series C-1 Preferred Stock in a manner that disproportionately (as compared to other

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
series of Preferred Stock) and adversely affects such rights, preferences or privileges or (ii) increase the total number of authorized shares of Series C-1 Preferred Stock.
For the avoidance of doubt, the authorization, creation or issuance of any additional class or series of capital stock having rights, preferences or privileges which are senior to or on parity with any of the rights, preferences or privileges of any of the foregoing series of Preferred Stock does not constitute a disproportionate (as compared to any other series of Preferred Stock) and adverse change in the rights, preferences, privileges or restrictions of any of the Series Seed Preferred Stock, the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock.
6.2    In addition to any restrictions on the corporation set forth in Subsection 6.1, for so long as any shares of Series D Preferred Stock remain outstanding, the corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate of Incorporation) the written consent or affirmative vote of holders of a majority of the shares of Series D Preferred Stock then outstanding, voting together as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    alter or change any of the rights, preferences, privileges or restrictions of the Series D Preferred Stock in a manner that adversely affects such rights, preferences or privileges;
(b)    increase or decrease the total number of authorized shares of Series D Preferred Stock;
(c)    amend, modify or waive the definition of Qualified Public Offering in a manner that reduces the price per share or net proceeds amount set forth in such definition;
(d)    create, issue or authorize the creation or issuance of (in each case by reclassification or otherwise) any additional class or series of capital stock (1) having a right to receive in connection with a Liquidation Event an amount per share that exceeds the Original Issue Price for a share of such class or series (2) having a Dividend Rate that exceeds 8% of the Original Issue Price for a share of such class or series or (3) that ranks senior to the Series D Preferred Stock in a Liquidation Event or with respect to the payment of dividends (provided that an Original Issue Price and/or Dividend Rate that exceeds that of the Series D Preferred Stock shall not on its own deem a security “senior” for purposes of this Subsection 6.2(d)); or
(e)    amend, restate, alter or waive the provisions of this Section 6.2 or any other provision requiring the separate approval of the holders of a majority of the then outstanding shares of Series D Preferred Stock.
6.3    In addition to any restrictions on the corporation set forth in Subsection 6.1, for so long as any shares of Series E Preferred Stock remain outstanding, the corporation shall not, either directly or indirectly by amendment, merger, consolidation or

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate of Incorporation) the written consent or affirmative vote of holders of a majority of the shares of Series E Preferred Stock then outstanding, voting together as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    alter or change any of the rights, preferences, privileges or restrictions of the Series E Preferred Stock in a manner that adversely affects such rights, preferences or privileges;
(b)    increase or decrease the total number of authorized shares of Series E Preferred Stock;
(c)    amend, modify or waive the definition of Qualified Public Offering in a manner that reduces the price per share or net proceeds amount set forth in such definition;
(d)    create, issue or authorize the creation or issuance of (in each case by reclassification or otherwise) any additional class or series of capital stock (1) having a right to receive in connection with a Liquidation Event an amount per share that exceeds the Original Issue Price for a share of such class or series (2) having a Dividend Rate that exceeds 8% of the Original Issue Price for a share of such class or series or (3) that ranks senior to the Series E Preferred Stock in a Liquidation Event or with respect to the payment of dividends (provided that an Original Issue Price and/or Dividend Rate that exceeds that of the Series E Preferred Stock shall not on its own deem a security “senior” for purposes of this Subsection 6.3(d));
(e)    effect any Direct Listing for which the price per share for the Company’s Common Stock released as of the day immediately preceding such Direct Listing by the exchange or electronic securities market on which such shares of Common Stock are to be listed in the Direct Listing is less than $17.2618 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series E Preferred Stock); or
(f)    amend, restate, alter or waive the provisions of this Section 6.3 or any other provision requiring the separate approval of the holders of a majority of the then outstanding shares of Series E Preferred Stock.
6.4    In addition to any restrictions on the corporation set forth in Subsection 6.1, for so long as any shares of Series F Preferred Stock remain outstanding, the corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate of Incorporation) the written consent or affirmative vote of holders of a majority of the shares of Series F Preferred Stock then outstanding, voting together as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
(a)    alter or change any of the rights, preferences, privileges or restrictions of the Series F Preferred Stock in a manner that adversely affects such rights, preferences or privileges;
(b)    increase or decrease the total number of authorized shares of Series F Preferred Stock;
(c)    amend, modify or waive the definition of Qualified Public Offering in a manner that reduces the price per share or net proceeds amount set forth in such definition;
(d)    create, issue or authorize the creation or issuance of (in each case by reclassification or otherwise) any additional class or series of capital stock (1) having a right to receive in connection with a Liquidation Event an amount per share that exceeds the Original Issue Price for a share of such class or series (2) having a Dividend Rate that exceeds 8% of the Original Issue Price for a share of such class or series or (3) that ranks senior to the Series F Preferred Stock in a Liquidation Event or with respect to the payment of dividends (provided that an Original Issue Price and/or Dividend Rate that exceeds that of the Series F Preferred Stock shall not on its own deem a security “senior” for purposes of this Subsection 6.4(d));
(e)    effect any Direct Listing for which the price per share for the Company’s Common Stock released as of the day immediately preceding such Direct Listing by the exchange or electronic securities market on which such shares of Common Stock are to be listed in the Direct Listing is less than $17.2618 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series F Preferred Stock); or
(f)    amend, restate, alter or waive the provisions of this Section 6.4 or any other provision requiring the separate approval of the holders of a majority of the then outstanding shares of Series F Preferred Stock.
6.5    In addition to any restrictions on the corporation set forth in Subsection 6.1, for so long as any shares of Series G Preferred Stock remain outstanding, the corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Restated Certificate of Incorporation) the written consent or affirmative vote of holders of a majority of the shares of Series G Preferred Stock then outstanding, voting together as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(a)    alter or change any of the rights, preferences, privileges or restrictions of the Series G Preferred Stock in a manner that adversely affects such rights, preferences or privileges;
(b)    increase or decrease the total number of authorized shares of Series G Preferred Stock;

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
(c)    amend, modify or waive the definition of Qualified Public Offering in a manner that reduces the price per share or net proceeds amount set forth in such definition;
(d)    create, issue or authorize the creation or issuance of (in each case by reclassification or otherwise) any additional class or series of capital stock (1) having a right to receive in connection with a Liquidation Event an amount per share that exceeds the Original Issue Price for a share of such class or series (2) having a Dividend Rate that exceeds 8% of the Original Issue Price for a share of such class or series or (3) that ranks senior to the Series G Preferred Stock in a Liquidation Event or with respect to the payment of dividends (provided that an Original Issue Price and/or Dividend Rate that exceeds that of the Series G Preferred Stock shall not on its own deem a security “senior” for purposes of this Subsection 6.5(d));
(e)    effect any Direct Listing for which the price per share for the Company’s Common Stock released as of the day immediately preceding such Direct Listing by the exchange or electronic securities market on which such shares of Common Stock are to be listed in the Direct Listing is less than $17.2618 (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to the Series G Preferred Stock); or
(f)    amend, restate, alter or waive the provisions of this Section 6.5 or any other provision requiring the separate approval of the holders of a majority of the then outstanding shares of Series G Preferred Stock.
7.    Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.
8.    Notices. Any notice required by the provisions of this Article IV(B) to be given to the holders of shares of Preferred Stock shall be deemed given (i) if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (ii) if such notice is provided by electronic transmission in a manner permitted by Section 232 of the General Corporation Law, or (iii) if such notice is provided in another manner then permitted by the General Corporation Law.
C.    Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).
1.    Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors.

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
2.    Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.
3.    Redemption. The Common Stock is not redeemable at the option of the holder.
4.    Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the corporation representing a majority of the votes represented by all outstanding shares of stock of the corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.
ARTICLE V
Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.
ARTICLE VI
The number of directors of this corporation shall be determined in the manner set forth in the Bylaws of this corporation.
ARTICLE VII
Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.
ARTICLE VIII
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.
ARTICLE IX
A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders,

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
Any amendment, repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.
ARTICLE X
This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and, subject to the requirements of Section 6 of Article IV(B) hereof, all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE XI
To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.
Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.
This corporation renounces any interest or expectancy of this corporation in, or in being offered an opportunity to participate in, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of this corporation who is not an employee of this corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of this corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of this corporation.
ARTICLE XII
In connection with repurchases by this corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Sections 502 and 503 of the California Corporations Code shall not apply in all or in part with respect to such repurchases.
ARTICLE XIII
Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
*    *    *
THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
FOURTH: That said this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 6th day of August, 2021.
/s/ Matthew Newcomb
Matthew Newcomb
Chief Financial Officer
[Signature Page to Amended and Restated Certificate of Incorporation]

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CHIME FINANCIAL, INC.
Chime Financial, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
FIRST: That the name of this corporation is Chime Financial, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on August 20, 2012 under the name 1debit, Inc.
SECOND: That, in accordance with the provisions of Section 242 of the General Corporation Law, this corporation’s Board of Directors (the “Board of Directors”) duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor.
THIRD: Section A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is amended and restated in its entirety to read as follows:
“A.    Authorization of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that this corporation is authorized to issue is 655,342,912. The total number of shares of Common Stock authorized to be issued is 396,729,518, par value $0.0001 per share. The total number of shares of Preferred Stock authorized to be issued is 258,613,394, par value $0.0001 per share, of which 8,447,522 shares are designated as “Series Seed Preferred Stock”, 22,879,812 shares are designated as “Series A Preferred Stock”, 18,051,770 shares are designed as “Series A-2 Preferred Stock”, 28,863,992 shares are designated as “Series B Preferred Stock”, 31,700,221 shares are designated as “Series C Preferred Stock”, 770,230 shares are designated as “Series C-1 Preferred Stock”, 76,687,100 shares are designated as “Series D Preferred Stock”, 40,551,970 shares are designated as “Series E Preferred Stock”, 14,662,469 shares are designated as “Series F Preferred Stock”, and 15,998,308 shares are designated as “Series G Preferred Stock.””
[signature appears on next page]

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of this corporation on this 23rd day of August, 2021.
CHIME FINANCIAL, INC.
By: /s/ Matthew Newcomb
Name:    Matthew Newcomb
Title:    Chief Financial Officer
[Signature Page to Amended and Restated Certificate of Incorporation]

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CHIME FINANCIAL, INC.
Chime Financial, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
FIRST: That the name of this corporation is Chime Financial, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on August 20, 2012 under the name 1debit, Inc.
SECOND: Article IV(A) of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation is amended and restated in its entirety to read as follows:
“ARTICLE IV
A.    Authorization of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares that this corporation is authorized to issue is 674,707,535. The total number of shares of Common Stock authorized to be issued is 416,094,141, par value $0.0001 per share. The total number of shares of Preferred Stock authorized to be issued is 258,613,394, par value $0.0001 per share, of which 8,447,522 shares are designated as “Series Seed Preferred Stock”, 22,879,812 shares are designated as “Series A Preferred Stock”, 18,051,770 shares are designed as “Series A-2 Preferred Stock”, 28,863,992 shares are designated as “Series B Preferred Stock”, 31,700,221 shares are designated as “Series C Preferred Stock”, 770,230 shares are designated as “Series C-1 Preferred Stock”, 76,687,100 shares are designated as “Series D Preferred Stock”, 40,551,970 shares are designated as “Series E Preferred Stock”, 14,662,469 shares are designated as “Series F Preferred Stock”, and 15,998,308 shares are designated as “Series G Preferred Stock.”
THIRD: Article IX of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation is amended and restated in its entirety to read as follows:
“ARTICLE IX
A director or officer of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except for liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to this corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the General Corporation Law, (iv) a director or officer for

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
any transaction from which the director or officer derived any improper personal benefit or (v) an officer in any action by or in the right of the corporation. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, respectively, of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
Any amendment, repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director or officer of this corporation existing at the time of, or increase the liability of any director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to, such amendment, repeal or modification.”
* * *
FOURTH: That, in accordance with the provisions of Section 242 of the General Corporation Law, this corporation’s Board of Directors duly adopted resolutions proposing to amend the Amended and Restated Certificate of Incorporation, as amended, of this corporation, as set forth in the foregoing Certificate of Amendment, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor.
FIFTH: The foregoing Certificate of Amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law and has been duly adopted in accordance with Section 242 of the General Corporation Law.
[signature appears on next page]

CONFIDENTIAL TREATMENT REQUESTED BY CHIME FINANCIAL, INC.
PURSUANT TO 17 C.F.R. SECTION 200.83
IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of this corporation on this 22nd day of January, 2024.
CHIME FINANCIAL, INC.
By: /s/ Matthew Newcomb
Name:    Matthew Newcomb
Title:    Chief Financial Officer